UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): August 27, 2008

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On September 3, 2008, Rosetta Resources Inc. (“Rosetta”) issued a press release stating that on August 27, 2008, the Bankruptcy Court conducted a hearing on Rosetta’s Motion to Disqualify PA Consulting Group, Inc. (“PA”) as Expert Witness for Calpine Corporation ("Calpine"). The Bankruptcy Court denied the motion on the basis that an amendment to PA’s contract to add a success fee at the same time PA’s Todd Filsinger was retained as Calpine’s interim chief operating officer is not directly and expressly tied to the hourly fee paid PA to serve as testifying expert.  The Bankruptcy Court indicated the issues raised by Rosetta are relevant to the weight and credibility to be given this expert’s testimony and should be re-raised through cross-examination at trial.

Additionally, on August 27, 2008, the Bankruptcy Court issued, with the consent of the parties, a mediation order directing Rosetta and Calpine to jointly agree upon a mediator within 14 days, or the Court will appoint one.  The Bankruptcy Court also postponed, without substantive discussion, setting a date for Rosetta’s filing of its previously announced motion for summary judgment attacking the legal deficiencies in Calpine's claims, and holding the required pre-filing conference.

On September 3, 2008, the Bankruptcy Court issued, with the consent of the parties, a joint scheduling order for the duration of the lawsuit. Under this schedule, the fact discovery phase of the case will conclude on December 31, 2008, and the expert discovery phase will be completed by March 6, 2009. It is anticipated the trial will be scheduled by the Bankruptcy Court shortly thereafter.

The press release is attached to this current report as Exhibit 99.1 hereto.  Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits

Exhibits.  The Registrant includes a copy of the press release as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2008	ROSETTA RESOURCES INC.

	By:	/s/ Michael J. Rosinski

Michael J. Rosinski
Executive Vice President & Chief Financial Officer